Exhibit 99.1

BroadVision Contact:
Kent Liu
Vice President, Finance
650.542.5100
ir1@BroadVision.com

BroadVision Announces Fourth Quarter and Full Year 2005 Results

2004 Annual Results and 2005 Quarterly Results Restated to Reflect Change in
Convertible Debt Accounting

REDWOOD CITY, CALIF. — June 9, 2006 — BroadVision, Inc. (BVSN.PK), a global provider of web self-service solutions, today reported financial results for its fourth quarter and full fiscal year ended December 31, 2005. Revenue for the quarter was $14.2 million, compared with revenue of $14.1 million for the third quarter ended September 30, 2005 and $19.8 million for the fourth quarter of 2004. License revenue for the most-recent quarter totaled $3.8 million, up from $3.1 million for the prior quarter and down from $7.3 million for the comparable quarter of 2004. Revenue for the year ended December 31, 2005, was $60.1 million, down from $78.0 million for the prior year.

For the fourth quarter, BroadVision posted a net loss on a generally accepted accounting principles (GAAP) basis of $27.8 million, or $0.81 per share, as compared with a GAAP net loss of $15.5 million, or $0.45 per share (as restated, see discussion below), for the third quarter of 2005 and a GAAP net loss of $2.5 million, or $0.07 per share (as restated, see discussion below) for the fourth quarter of 2004. The GAAP loss for the most-recent quarter included a charge related to the impairment of goodwill of $18.2 million, business combination costs of $1.8 million related to the terminated acquisition agreement with Vector Capital, a $3.6 million charge related to the discount amortization and revaluation of the Company’s convertible notes and a $7.0 million charge for the extinguishment of the notes. The GAAP loss for the prior quarter included a charge related to the impairment of goodwill of $13.2 million, a $1.9 million charge related to the discount amortization of the Company’s convertible notes, business combination costs of $977,000 related to the Vector Capital acquisition agreement, a restructuring charge of $245,000 and $1.5 million of credits related to the revaluation of derivatives and the reversal of income tax accruals. The GAAP loss for the fourth quarter of 2004 included a $824,000 charge related to the discount amortization of the Company’s convertible notes, a restructuring charge of $660,000 and a $2.4 million charge related to the revaluation of derivatives.

The GAAP net loss for the year ended December 31, 2005, was $39.0 million, or $1.14 per share, which compares to GAAP net income of $18.6 million, or $0.54 per diluted share (as restated, see discussion below) for the prior year.

Pro forma net income for the fourth quarter of 2005 was $2.2 million, or $0.05 per diluted share, compared with a pro forma net loss of $698,000, or $0.02 per share (as restated, see discussion below) for the third quarter of 2005 and pro forma net income of $1.4 million, or $0.04 per diluted share (as restated, see discussion below) for the fourth quarter of 2004. These pro forma results exclude goodwill impairment charges, business combination costs, restructuring charges and credits, gains and losses from the revaluation of convertible notes and common stock warrants, amortization of the discount related to the convertible debt and credits from the reversal of income tax accruals. A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release. The Company believes its pro forma results provide useful information because they reflect the Company’s financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

The pro forma net loss for the year ended December 31, 2005, was $2.9 million, or $0.08 per share, which compares to a pro forma net loss of $1.7 million, or $0.05 per share (as restated, see discussion below), for the prior year.

Major new and installed base license customers for the fourth quarter of 2005 include Yomiuri Shinbun, Japan’s largest newspaper group, Mead Johnson, Hewlett-Packard, Red Envelope, Air France, France Telecom, and Iberia Airlines.

During the course of its 2005 annual audit, the Company determined that a portion of the proceeds from the convertible notes issued in 2004 should be allocated to two derivatives embedded in the notes, specifically the conversion feature and additional investment right of the notes. In Company’s 2004 annual report on Form 10-K and 2005 quarterly reports on Form 10-Q, no such allocation was made. Therefore, the Company has restated its operating results for the three-month period and year ended December 31, 2004 and for the three-month periods ended March 31, June 30 and September 30, 2005 to reflect the recording of the embedded derivatives as liabilities, the allocation of a portion of the purchase price to these liabilities and the periodic revaluation of the liabilities.

Tables summarizing the impact of the restatements are provided at the end of this press release. These restatements had no impact on previously-reported operating income (loss), cash or total assets. Further, the convertible notes were cancelled in connection with the equity issuance described below, with all related balances being eliminated, in March 2006.

The following previously announced transactions have recently been completed:

•	In November 2005, we announced the termination of the merger agreement that was entered into with Vector Capital Corporation in July 2005.

•	Also in November 2005, we announced that Dr. Pehong Chen, our chairman and CEO, through a wholly-owned company, purchased from Vector all of our outstanding convertible notes, having a principal balance of $15.4 million.

•	In December 2005, we announced an agreement under which the outstanding convertible notes and unpaid accrued interest then due to Dr. Chen’s company would be cancelled in exchange for the issuance of 34,500,000 shares of the Company’s common stock at a price of $0.45 per share, a 25% discount from the closing price of BroadVision common stock on the date of the announcement. For accounting purposes, the Notes were considered cancelled in December upon the agreement to issue common shares in exchange for the notes, and a new note was considered reissued. Accordingly, a $7.0 million loss on debt extinguishment was recorded in the quarter ended December 31, 2005.

•	In March 2006, we announced that the previously-announced debt exchange agreement was closed, the notes were cancelled and the shares of common stock were issued. At the same time, BroadVision paid Dr. Chen’s company approximately $180,000 in cash, representing the portion of the accrued interest on the notes that was not exchanged. The common share issuance, representing approximately 50% of the post-exchange shares outstanding, increased Dr. Chen’s ownership interest to approximately 59% of the total shares outstanding. No gain or loss is expected to be recorded in the quarter ended March 31, 2006, related to this transaction.

•	Also in March 2006, we announced that, in order to complete the share issuance to Dr. Chen’s company without violating applicable listing standards, we voluntarily delisted our common stock from the Nasdaq National Market. Quotations for BroadVision’s common stock are currently available through the “Pink Sheets” (www.pinksheets.com) under the trading symbol “BVSN.PK.”

As also previously announced, the Company intends to effect, as soon as practicable, a rights offering under which all stockholders of record at the close of business on December 20, 2005 will receive nontransferable rights to purchase approximately 5.9 additional common shares at $0.45 per share for each common share then held. Dr. Chen and his affiliates have waived any right to purchase shares in the rights offering. The rights offering will be made only by means of a prospectus, a preliminary copy of which was filed with the Securities and Exchange Commission as part of a registration statement on February 3, 2006 but which has not been completed or declared effective. This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities in the rights offering, nor shall there be any sale of any securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

“After a challenging 2005, we are pleased to have completed a restructuring that leaves us a standalone company with no long-term debt,” commented Dr. Pehong Chen, chairman and CEO of BroadVision. “Despite tremendous adversities, we accomplished two main objectives during the fourth quarter. First, we relieved our near-term cash pressure by successfully terminating the merger process and signing an agreement to convert the debt into equity. With the March conversion, we have strengthened our balance sheet considerably. Second, we significantly reduced our core operating expenses. Excluding merger, debt-related and goodwill impairment charges, we were able to generate 15% pro forma profit margin from our business operations.” Dr. Chen continued: “Going forward, we believe we have sufficient resources to effectively compete in the marketplace. We look forward to a 2006 focused on rebuilding our company by deploying our proven technology and talented people to help drive customer success.”

Further information about our operating results and the prior period restatements and revisions may be found in our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC today.

About BroadVision
BroadVision (BVSN.PK) is a global provider of web self-service solutions. Its agile commerce and portal applications enable customers to quickly create and adapt online processes to keep pace with changing business requirements. Over 1,000 organizations, serving nearly 75 million registered users, rely on BroadVision’s open solutions to power and personalize their mission-critical web initiatives. Additional information about BroadVision can be obtained at www.broadvision.com.

Information Concerning Forward-Looking Statements
Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. Examples of these forward-looking statements include access to resources and ability to compete effectively in future periods and the completion of the Company’s planned rights offering. All forward-looking statements included in this release are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from BroadVision’s current expectations. Factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

For more information about BroadVision, Inc., call 650-542-5100, email info@broadvision.com or visit www.broadvision.com.

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	December 31,
	2005	2004
ASSETS		(restated)

Current assets:
Cash and cash equivalents	$4,849	$41,851
Accounts receivable, less receivable reserves of $731 and $1,409 as of December 31, 2005 and 2004, respectively	12,640	14,370
Restricted cash and investments, current portion	—	21,933
Prepaids and other	1,914	2,232

Total current assets	19,403	80,386
Property and equipment, net	2,334	3,566
Restricted cash and investments, net of current portion	1,997	2,323
Equity investments	—	574
Goodwill	25,066	56,434
Other assets	1,142	1,370
Total assets	$49,942	$144,653

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Current portion of bank borrowings	$389	$20,637
Current portion of convertible debentures	—	10,214
Current portion of convertible debentures due to related party	20,535	—
Accounts payable	4,396	7,470
Accrued expenses	16,090	40,745
Warrant liability	277	4,899
Unearned revenue	2,678	3,573
Deferred maintenance	10,910	13,121

Total current liabilities	55,275	100,659
Convertible debentures, net of current portion	—	3,837
Bank borrowings, net of current portion	—	390
Other non-current liabilities	4,390	11,426

Total liabilities	59,665	116,312
Commitments and contingencies
Stockholders’ equity (deficit)	(9,723)	28,341
Total liabilities and stockholders’ equity (deficit)	$49,942	$144,653

BROADVISION, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

		Three Months Ended
		(unaudited)		Years Ended
	Dec 31,	Sep. 30	Dec 31,	Dec 31,	Dec 31,
	2005	2005	2004	2005	2004
Revenues:		(restated)	(restated)		(restated)
Software licenses	$3,780	$3,134	$7,292	$14,721	$26,883
Services	10,383	10,943	12,471	45,400	51,121

Total revenues	14,163	14,077	19,763	60,121	78,004
Cost of revenues:
Cost of (credit for) software licenses	99	106	156	(38)	1,303
Cost of services	4,696	5,641	6,008	21,931	24,978

Total cost of revenues	4,795	5,747	6,164	21,893	26,281

Gross profit	9,368	8,330	13,599	38,228	51,723
Operating expenses:
Research and development	2,494	3,095	4,027	13,831	18,024
Sales and marketing	2,389	2,948	6,974	16,208	27,340
General and administrative	1,953	2,162	2,386	9,479	9,538
Goodwill write-offs	18,170	13,198	—	31,368	—
Restructuring (reversals) charges	(312)	245	660	(462)	(23,545)
Business combination charges	1,840	977	—	2,817	—

Total operating expenses	26,534	22,625	14,047	73,241	31,357

Operating (loss) income	(17,166)	(14,295)	(448)	(35,013)	20,366
Other income (expense), net	(10,714)	(1,757)	(2,457)	(6,564)	(2,109)

Income (loss) before benefit (provision) for income taxes	(27,880)	(16,052)	(2,905)	(41,577)	18,257
Benefit (provision) for income taxes	109	540	450	2,611	309
Net income (loss)	$(27,771)	$(15,512)	$(2,455)	$(38,966)	$18,566

Basic net income (loss) per share	$(0.81)	$(0.45)	$(0.07)	$(1.14)	$0.55
Diluted net income (loss) per share	$(0.81)	$(0.45)	$(0.07)	$(1.14)	$0.54
Shares used in computing basic net income (loss) per share	34,430	34,320	33,768	34,228	33,539
Shares used in computing diluted net income (loss) per share	34,430	34,320	33,768	34,228	34,321

BROADVISION, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

		Three Months Ended		Years Ended
	Dec 31,	Sep. 30	Dec 31,	Dec 31,	Dec 31,
	2005	2005	2004	2005	2004
Revenues:		(restated)	(restated)		(restated)
Software licenses	$3,780	$3,134	$7,292	$14,721	$26,883
Services	10,383	10,943	12,471	45,400	51,121

Total revenues	14,163	14,077	19,763	60,121	78,004
Cost of revenues:
Cost of (credit for) software licenses	99	106	156	(38)	1,303
Cost of services	4,696	5,641	6,008	21,931	24,978

Total cost of revenues	4,795	5,747	6,164	21,893	26,281

Gross profit	9,368	8,330	13,599	38,228	51,723
Operating expenses:
Research and development	2,494	3,095	4,027	13,831	18,024
Sales and marketing	2,389	2,948	6,974	16,208	27,340
General and administrative	1,953	2,162	2,386	9,479	9,538

Total operating expenses	6,836	8,205	13,387	39,518	54,902

Pro forma operating (loss) income	2,532	125	212	(1,290)	(3,179)
Interest (expense) income, net	(199)	(176)	(93)	(652)	195
Other income (expense), net	(288)	(478)	881	(850)	941

Pro forma income (loss) before benefit (provision) for income taxes	2,045	(529)	1,000	(2,792)	(2,043)
Benefit (provision) for income taxes	109	(169)	450	(97)	309
Pro forma net income (loss)	$2,154	$(698)	$1,450	$(2,889)	$(1,734)

Basic pro forma net income (loss) per share	$0.06	$(0.02)	$0.04	$(0.08)	$(0.05)
Diluted pro forma net income (loss) per share	$0.05	$(0.02)	$0.04	$(0.08)	$(0.05)
Shares used in computing basic pro forma net income (loss) per share	34,430	34,320	33,768	34,228	33,539
Shares used in computing diluted pro forma net income (loss) per share	39,550	34,320	39,893	34,228	33,539

BROADVISION, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO PRO FORMA NET INCOME (LOSS)
(unaudited; in thousands, except per share amounts)

		Three Months Ended		Years Ended
	Dec 31,	Sep. 30	Dec 31,	Dec 31,	Dec 31,
	2005	2005	2004	2005	2004
		(restated)	(restated)		(restated)
Net (loss) income, generally accepted accounting principles	$(27,771)	$(15,512)	$(2,455)	$(38,966)	$18,566
Pro forma adjustments:
Goodwill write-offs	18,170	13,198	—	31,368	—
Restructuring (reversals) charges	(312)	245	660	(462)	(23,545)
Business combination charges	1,840	977	—	2,817	—
Amortization of discount and revaluation of convertible notes [1]	3,566	1,898	824	9,442	824
(Income) expense from derivatives [2]	(306)	(795)	2,421	(11,347)	2,421
Loss on debt extinguishment	6,967	—	—	6,967	—
Reversal of income tax accruals [3]	—	(709)	—	(2,708)	—
Pro forma net income (loss)	$2,154	$(698)	$1,450	$(2,889)	$(1,734)

1 Included as a component of interest (expense) income, net, for each period presented.

2 Included as a component of other income (expense), net, for each period presented.

3 Included as a component of benefit (provision) for income taxes for each period presented.

BROADVISION, INC. AND SUBSIDIARIES
RESTATED AND REVISED RESULTS SUMMARY
(in thousands, except per share amounts)

As of and for the Year Ended:

	December 31, 2004
	Previously
	Reported	Restated

Interest expense, net	$(228)	$(629)
Other income (expense), net	(753)	(2,421)
Net income	20,635	18,566
Basic net income per share	$0.62	$0.55
Diluted net income per share	$0.60	$0.54
Total liabilities	$114,243	$116,312
Total stockholders’ equity	30,410	28,341

As of and for the Three Months Ended (unaudited):

	December 31, 2004		March 31, 2005		June 30, 2005		September 30, 2005
	Previously		Previously		Previously		Previously
	Reported	Restated	Reported	Revised	Reported	Revised	Reported	Revised

Interest expense, net.	$(516)	$(917)	$(744)	$(1,723)	$(1,090)	$(2,532)	$(1,002)	$(2,073)
Income (expense) from derivatives	(753)	(2,421)	2,517	7,991	997	2,257	698	794
Net (loss) income	(386)	(2,455)	2,919	7,413	(2,914)	(3,095)	(14,538)	(15,512)
Basic net (loss) income per share	$(0.01)	$(0.07)	$0.09	$0.22	$(0.09)	$(0.09)	$(0.42)	$(0.45)
Diluted net (loss) income per share	$(0.01)	$(0.07)	$0.07	$0.19	$(0.09)	$(0.09)	$(0.42)	$(0.45)
Total liabilities	$114,243	$116,312	$85,099	$82,673	$75,424	$73,179	$50,963	$49,694
Total stockholders’ equity	30,410	28,341	33,743	36,167	30,959	32,205	16,480	17,749